                                                                    EXHIBIT 10.4
                                                                    ------------

                                                                    CONFIDENTIAL
                                                                    ------------


                          [LETTERHEAD OF SUTRO & CO.]

                     Investment Professionals Since 1858
May 10, 1996


The Board of Directors
Cupertino National Bancorp
20230 Stevens Creek Boulevard
Cupertino, California  95104

Gentlemen:

1. This letter is to confirm our understanding that Cupertino National Bancorp ("Cupertino" or the "Company"), through its Board of Directors, has engaged Sutro & Co. Incorporated ("Sutro") to render an opinion (the "Opinion") to the Company and its Board of Directors as to the fairness, from a financial point of view, of the consideration to be received by the Company and its shareholders in connection with the proposed merger (the "Transaction") between Cupertino and Mid-Peninsula Bancorp ("Mid-Peninsula"). The nature and scope of our assignment as well as the scope, form and substance of our Opinion shall be such as we consider appropriate and shall include the following:

   (i) review and analyze certain financial statements and other financial information relating to Cupertino and Mid-Peninsula;

   (ii) review and analyze certain operating data concerning Cupertino and Mid-Peninsula prepared by the management of each bank;

   (iii) review and analyze certain financial forecasts and projections for Cupertino and Mid-Peninsula prepared by management of each bank;

   (iv) discuss the past and current operations and financial condition and the prospects of Cupertino and Mid-Peninsula with management;

   (v) compare certain financial data of Cupertino and Mid-Peninsula with that of various other comparable companies whose securities are publicly traded; and

   (vi) review the financial terms, to the extent publicly available, of certain comparable transactions.


2. The management of the Company will furnish Sutro with such data, material and information regarding the business and financial condition of the Company and Mid-Peninsula (the "Information") as Sutro reasonably believes necessary to complete the Opinion. The Company recognizes and confirms that in rendering the Opinion described herein, Sutro (i) will be relying primarily on the Information and on information available from generally recognized public sources, without independent verification; and, (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information.

3. Sutro agrees to keep any non-public Information confidential so long as it remains non-public, unless disclosure, in the written opinion of Sutro's counsel to be delivered to the Company prior to such disclosure, is required by law and Sutro will not use such information, except in connection with the assignment herein contemplated.

4. The Opinion rendered by Sutro pursuant to this letter may be included in any communication by Cupertino to its respective shareholders, provided that Sutro has a prior opportunity to review and approve any disclosure relating to the Opinion. In addition, Sutro may not be otherwise publicly referred to in connection with the proposed Transaction or the Opinion without Sutro's prior written approval, which will not be unreasonably withheld. Other than as aforesaid, any advice rendered by us in connection with this engagement and any material furnished by Sutro to Cupertino and/or the Board of Directors may not be disclosed publicly in any manner without Sutro's written approval and will be treated by Cupertino and Sutro as confidential.
   Subject to the foregoing, Sutrohereby consents to the use of the Opinion in a proxy statement in connection with the Transaction or other documents disseminated to the Company's shareholders in conjunction with the Transaction.

5. As compensation for the Opinion to be provided pursuant to this letter agreement, the Company, agrees to pay Sutro the following fees:

   a) A non-refundable retainer of $25,000 payable promptly following the Bank's execution of this letter agreement, plus;

   b) A fee of $37,500, payable promptly upon the execution of a definitive agreement to effect a Transaction, plus;

   c) An additional fee of $37,500, payable promptly upon a mailing of a proxy statement to the Company' shareholders concerning the Transaction, plus;

   d) An additional fee of $75,000, payable promptly upon closing of the Transaction.

6. In addition to any fees that may be payable to Sutro hereunder and regardless of whether any transaction contemplated herein is proposed or consummated, the Company hereby agrees, from time to time upon request to reimburse Sutro for all reasonable fees and disbursements of Sutro's counsel and all of Sutro's reasonable travel and other incidental out-of-pocket expenses incurred prior to any termination of this agreement, in connection with any actual or proposed transaction or otherwise arising out of Sutro's engagement hereunder. Such expenses shall not exceed $15,000 for Sutro's counsel and $25,000 for Sutro's other incidental expenses without prior written approval of the Company, which approval shall not be unreasonably withheld.

7. Sutro and the Company have entered into a separate letter agreement, dated the date hereof, providing for the indemnification of Sutro by the Company in connection with Sutro's engagement hereunder. This letter agreement and the Indemnification Agreement constitute the entire agreement between us, and it may not be modified except in writing signed by all parties hereto. This letter agreement and the Indemnification Agreement constitute the entire agreement between us and supersede and take precedence over all prior agreements or understandings whether oral or written, between Sutro and the Company with respect to the engagement described herein and may only be modified by written agreement which is signed by both parties. This letter agreement and the Indemnification Agreement shall be governed by and construed in accordance with the laws of the State of California. Should suit be brought to enforce this letter agreement or the Indemnification Agreement, the prevailing party shall be entitled to recover from the other reimbursement for reasonable attorney's fees.

8. Sutro's engagement hereunder may be terminated by either the Company or Sutro at any time, with or without cause, upon 30 days prior written advice to that effect to the other party; provided, however, that:
                              --------- -------

   (i) if such notice is provided by Sutro, Sutro will be entitled to its fees earned to the date the notice is provided; and

   (ii) if such notice is provided by the Company, Sutro will be entitled to its fees earned to date and, in the event that at any time prior to the expiration of one year after such termination a Transaction is consummated, the remainder of its fees.

   The provisions of this Section 8 and Sections 6 and 9 hereof and the letter agreement referred to in Section 7 hereof shall survive any such termination.

9. The Company expressly acknowledges that, except as otherwise indicated herein, all opinions and advice (written or oral) given by Sutro to the Company in connection with Sutro's engagement are intended solely for the benefit and use of the Company (including management, directors and attorneys) in considering the transaction to which they relate and the Company agrees that no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose. Neither party shall make any public references to the other, without the prior written consent of such party, which consent shall not be unreasonably withheld.

10. The Company expressly acknowledge that Sutro has been retained solely as an advisor to the Company, and not as an advisor to or agent of any other person, and that the Company's engagement of Sutro is not intended to confer rights upon any persons not a party hereto (including shareholders, employees or creditors of the Company) as against Sutro or its affiliates or their respective directors, officers, agents and employees.

11. Sutro will render such other financial advisory and investment banking services as may from time to time be agreed upon by Sutro and the Company. In the event that the Company requests Sutro to provide such services, Cupertino and Sutro shall enter into a supplemental agreement providing for such compensation as is reasonable and customary within the industry for such services, and such supplemental agreement will be subject to the terms of the Indemnification Agreement.

If this letter accurately sets forth our mutual understanding, please sign this letter and the attached Indemnification Agreement, date and return the enclosed copies.

                              Very truly yours,

                              SUTRO & CO. INCORPORATED



                              By:  /s/ Scott E. Wendelin
                                   ---------------------------
                                   Scott E. Wendelin
                                   Managing Director


Accepted and Agreed to
as of the date written above:

CUPERTINO NATIONAL BANCORP
BOARD OF DIRECTORS



By: /s/ John M. Gatto
   ---------------------------
    John M. Gatto
    Chairman of the Board

May 10, 1996
                                                                    CONFIDENTIAL
                                                                    ------------

Sutro & Co. Incorporated
11150 Santa Monica Boulevard, Suite 1500
Los Angeles, CA  90025

Gentlemen:

In consideration of Sutro's agreement to act on behalf of Cupertino National Bancorp (the "Company" or "Cupertino"), in connection with the possible combination, joint venture or other business combination with certain target Companies or the possible purchase by the Company of all or a significant portion of the assets or more than 10% of the equity securities of one of the targets, pursuant to the engagement letter of even date herewith, we hereby agree to indemnify and hold harmless Sutro, its affiliates, the respective partners, directors, officers, agents and employees of Sutro and its affiliates and each person, if any, controlling Sutro or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, (Sutro and each such other person are hereinafter referred to as an "Indemnified Person"), from and against any such losses, claims, damages, expenses and liabilities (or actions in respect thereof), joint or several, as they may be incurred (including all legal fees and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any claim, action, suit, proceeding, loss, damage, expense or liability, whether or not in connection with an action in which any Indemnified Person is a named party) to which any of them may become subject (including in settlement of any action, suit or proceeding, if such settlement is effected with the Company's consent, which consent shall not be unreasonably withheld), and which are related to or arise out of Sutro's engagement, the transaction contemplated by such engagement or any Indemnified Person's role in connection therewith, including, but not limited to, any losses, claims, damages, expenses and liabilities (or actions in respect thereof) arising out of, based upon or caused by any untrue statement or alleged untrue statement of a material fact contained in the offering memorandum, or any amendment or supplement thereto, or in any other document of the Company, or arising out of, based upon or caused by any omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading. The Company will not, however, be responsible under the foregoing provisions with respect to any loss, claim, damage, expense or liability to the extent that a court having jurisdiction shall have determined by a final judgment (not subject to further appeal) that such loss, claim, damage, expense or liability resulted from actions taken or omitted to be taken by Sutro due to its gross negligence or willful misconduct.

If the indemnity referred to above should be, for any reason whatsoever, unenforceable, unavailable to or otherwise insufficient to hold harmless Sutro and each Indemnified Person in connection with the transaction, each Indemnified Person shall be entitled to receive from the Company, and the Company shall pay, contributions for such losses, claims, damages, liabilities and expenses (or actions in respect thereof) so that each Indemnified Person ultimately bears only a portion of such losses, claims, damages, liabilities, expenses and actions as is appropriate (i) to reflect the relative benefits received by Sutro on the one hand and the Company on the other hand in connection with the transaction or (ii) if the allocation on that basis is not permitted by applicable law, to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of Sutro and the Company in connection with the actions or omissions to act which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations; provided, however, that in no event shall the aggregate contribution of all Indemnified Persons to all losses, claims, damages, liabilities, expenses and actions exceed the amount of the fee actually received by Sutro pursuant to the engagement letter. The respective relative benefits received by Sutro and the Company in connection with the transaction shall be deemed to be in the same proportion as the aggregate fee paid to Sutro in connection with the transaction bears to the total consideration of the transaction. The relative fault of Sutro and the Company shall be determined by reference to, among other things, whether the actions or omissions to act were by Sutro or the Company and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission to act.

The indemnity, contribution and expense payment obligations of the Company referred to above shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of any Indemnified Person and the Company. The Company also agrees that the Indemnified Persons shall have no liability to the Company or any person asserting claims on behalf of or in right of the Company for or in connection with any matter referred to in this letter except to the extent that any such liability results from the gross negligence or willful misconduct of Sutro in performing the services that are the subject of this letter and in no event shall such liability exceed the amount of fees actually received by Sutro hereunder.

                              Very truly yours,
                              CUPERTINO NATIONAL BANCORP



                              By:  /s/ John M. Gatto
                                   -------------------------
                                   John M. Gatto
                                   Chairman of the Board


Accepted and Agreed to
as of the date written above:
SUTRO & CO. INCORPORATED



By:  /s/ Scott E. Wendelin
     -------------------------
     Scott E. Wendelin
     Managing Director